Exhibit 10.75


                                        March 28, 1997



Seragen, Inc.
97 South Street
Hopkinton, MA  01748


     Re:  Employment Agreement

Gentlemen:

     The undersigned hereby confirms that the term "Change in Ownership" as defined in the Employment Agreement dated November 6, 1996 between the undersigned and Seragen, Inc. (the "Company") does not include the sale of the Company's manufacturing and clinical operations facilities to Boston University or Boston University's designated affiliate pursuant to the Assets Purchase Agreement dated as of February 14, 1997 between the Company and Boston University.

                                        Sincerely yours,

                                        /s/ Elizabeth C. Chen

                                        Elizabeth C. Chen
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